Exhibit 99.1

DayStar Technologies, Inc. (DSTI) Announces the Appointment of Chief Financial Officer
2012-11-19

Union City, CA --( Market Wire) --11-19 -12

Kelowna, B.C. - DayStar Technologies, Inc. (NASDAQ:DSTI) is pleased to announce the appointment of Mr. John Ng, CPA, CA as Chief Financial Officer (CFO) effective November 15, 2012.

Mr. John Ng is a Certified Public Accountant in the USA and a Chartered Accountant in Canada and brings over 20 years experience in corporate finance, capital markets, and strategic initiatives. Mr. Ng has had extensive experience in mergers and acquisitions, capital markets and successful commissioning and financing in the solar energy sector.

"We are delighted to have someone of John's calibre join our team", stated L. Mark Roseborough, President of DayStar Technologies, Inc. " His track record in driving shareholder value for publicly-traded companies and experience helping lead companies through a rapid period of growth and transition will serve him well as he joins the Company at this exciting juncture in our history. Mr. Ng is ideally suited to assist our management team and work with our Board of Directors to create value for our shareholders."

Effective immediately, the company accepts the resignation of Mr. Dale Hoover as CFO. The Company would like to thank Mr. Dale Hoover for his service to the Company and wish him well in his future endeavours.

About DayStar Technologies, Inc.

DayStar Technologies, Inc. (DSTI) is a vertically integrated renewable energy project developer and infrastructure asset management company. We are focused on developing global project portfolios that provide high yield returns for shareholders and investors. For more information, visit the DayStar website at http://www.daystartech.com/.

For further information about this release contact : Bruce Nurse at (303) 662-1991 or brucenurse@comcast.net

Daystar Technologies, Inc.

November 15, 2012

John Ng
28 Warbler Avenue
Maple, ON L6A OX5

RE: Offer of Employment

Dear Mr Ng,

On behalf of Daystar Technologies Inc (the "Company"), the Board and I would like to extend he following offer for employment at the Company and am pleased to outline below your terms of employment:

1. Title and Reporting Relationship. You will be employed as the CFO and will report to the President / CEO.

2. Start Date: Your start date shall be Nov 15 2012 as interim CFO and Jan 1 2013 CFO

3. Duties and Responsibilities. Your initial duties will be those set forth on Exhibit A hereto. It is expressly agreed that your duties may be amended from time to time at the request of the Company.

4. Base Salary. You will receive a salary of $180,000 on an annual basis, paid semi-monthly with customary payroll deductions. This position will be an exempt position and not subject to overtime or hourly pay requirements.

5. Signing Bonus. Signing bonus of the Company stock (restricted stock units) as a inducement option equal to $150,000.00 of shares vesting over 12 months a zero cost base(start date for the inducement share would be Nov 15 2012). 200k stock option issued shall be common shares with a cost basis of $1.40 or less (will be the same as all executives) and issued upon commencement of employment with vesting over 24 equal installments. (Stock option plan has to be approved at AGM for all Executives)

6. Annual Bonus. Eligible for participation in the Executive Bonus Plan.

7. Equity Stock Grants. You will be granted an equity interest in the Company as set forth in the final Grant Agreement.

8. Temporary Housing and Expense Reimbursement. The Company shall allow you to work out of your residence for up to one year. The company shall cover a reasonable expense reimbursement for up to one year while traveling and working in Kelowna, BC including hotel costs or a temporary apartment or a temporary room rental and a rental car or cost of temporary transportation.

9. Employee Benefits. You will be eligible to receive the benefits offered to other senior employees of the Company. All benefits are subject to modification by the Company at its sole discretion. Your benefits shall include medical health insurance including a prescription drug plan, dental insurance, vision insurance if not included in the health

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aystar Technologies, Inc.
hn Ng Offer of Employment
ovember 14, 2012

insurance plan, company approved holidays, a four week vacation accrual. Certain benefits may require elective participation and/or mandatory contributions.

10. Continuing Education and Affiliations. The Company will pay for your continuing education and professional affiliations.

11. Legal Status. You are an at-will employee of the Company, and your employment may be terminated at any time, for any reason, or without any reason, by you or by the Company subject to the terms of your final agreement. Reasonable severance will be provided.

I look forward to your acceptance and joining the Daystar Technologies team. We look forward to a very successful and mutually rewarding relationship.

Sincerely,

Lorne Roseborough
President

Daniel Germian ,Director
Chairman Compensation Committee

Accepted and agreed:

John Ng

Signed: ______________________

Dated: Nov. 19, 2012

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)aystar Technologies, Inc.
ɔhn Ng Offer of Employment
lovember 14, 2012

Exhibit A

CFO Job Description

Requirements of Position
Bachelors in Accounting. Green and start up experience A+! Expertise in Financial modeling. CPA preferred, MBA preferred or equivalent related experience with start ups. Solar Energy A+.

Executive Management
• Serve as a member of executive leadership team.
• Participate in key decisions pertaining to strategic initiatives, operating model and operational execution.

Financial Planning and Analysis
• Prepare and maintain regular financial planning reports; Monthly profit and loss forecast . Weekly cash flow forecast.
• Complete analysis of financial results; Develop recommendations (strategic and tactical).
• Develop and execute analysis of various business initiatives (e.g., opening new operations, asset acquisition, new service launches).
• Develop and maintain capital budget.
• Assist in development of financial planning and analysis exercises/reports.
• Participate in calls with Lenders.

Accounting Activities
• Oversee preparation of month-end, quarter-end and year-end financial statements.
• Review all month-end closing activities including general ledger maintenance, balance sheet reconciliations and corporate/overhead cost allocation.
• Enhance and implement financial and accounting systems, processes, tools and control systems
• Serve as final point of escalation for Accounts Receivable/Accounts Payable issues.
• Develop and manage accounting staff.
• Serve as a key point of contact for external auditors; Manage preparation and support of all external audits.

Cash Management
• Oversee weekly cash management; Approve weekly payables; Execute check signing
• Oversee AR management and provide support to collections activities.

Corporate Development
• Represent company in efforts with investment bankers and potential investors.
• Prepare various analyzes and reports required by corporate development efforts.

Finance
• Oversee cash flow planning and ensure availability of funds as needed.
• Oversee cash, investment, and asset management.
• Oversee financing strategies and activities, as well as banking relationships.
• Develop and utilize forward-looking, predictive models and activity-based financial analyses to provide insight into the organization's operations and business plans.

Planning, Policy, and Investor Relations
• Coordinate the development and monitoring of budgets.
• Develop financial business plans and forecasts.
• Participate in corporate policy development as a member of the senior management team.
• Engage the finance committee of the board of directors to develop short-, medium-, and long-term financial plans and projections.

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)aystar Technologies, Inc.
ɔhn Ng Offer of Employment
lovember 14, 2012

• Represent the company to financial partners, including financial institutions, investors, foundation executives, auditors, public officials, etc.
• Remain up to date on best practices

10. Accounting and Administration
• Oversee the accounting department to ensure proper maintenance of all accounting systems and function; supervise company finance staff.
• Ensure maintenance of appropriate internal controls and financial procedures.
• Ensure timeliness, accuracy, and usefulness of financial and management reporting for federal and state funders, foundations, and company board of directors; oversee the preparation and communication of monthly and annual financial statements.
• Coordinate audits and proper filing of tax returns.
• Ensure legal and regulatory compliance regarding all financial functions.

11. Team Management
• Mentor and develop a direct team, managing work allocation, training, problem resolution, performance evaluation, and the building of an effective team
• Develop tools and systems to provide critical financial and operational information to the CEO and make actionable recommendations on both strategy and operations.
• Engage the board finance, audit, and investment committees around issues, trends, and changes in the operating model(s) and operational delivery.
• Assist in establishing yearly objectives and meeting agendas, and selecting and engaging outside consultants (auditors, investment advisors).
• Oversee long-term budgetary planning and costs management in alignment with company strategic plan, especially as the organization considers sponsorships, potential acquisitions, and collaborations with external organizations.

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